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                                                                    Exhibit 5(c)


                       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                 919 THIIRD AVENUE
                                NEW YORK 10022-3897
                                         -
                                TEL: (212) 735 3000
                                FAX: (212) 735 2000







                                             September 23, 1998


Fleet Financial Group, Inc.
Fleet Capital Trust V
Fleet Capital Trust VI
Fleet Capital Trust VII
Fleet Capital Trust VIII
Fleet Capital Trust IX
Fleet Capital Trust X
c/o Fleet Financial Group, Inc.
One Federal Street
Boston, Massachusetts 02110


     Re:  Fleet Financial Group, Inc.;
          Fleet Capital Trust V, VI, VII, VIII,
          IX and X; Registration Statement on
          Form S-3  (Registration No. 333-62905)
          --------------------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel to (1) Fleet Capital Trust V, Fleet Capital Trust VI, Fleet Capital Trust VII, Fleet Capital Trust VIII, Fleet Capital Trust IX and Fleet Capital Trust X (each, a "Fleet Capital Trust" and, together, the "Fleet Capital Trusts"), each a statutory business trust formed under the laws of the State of Delaware, and (2) Fleet Financial Group, Inc., a corporation organized under the laws of the State of Rhode Island (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-62905), filed by the Company and the Fleet Capital Trusts with the Securities and Exchange Commission (the "Commission") on September 4, 1998 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto, filed with the Commission on September 23, 1998 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), in connection with the public offering of preferred securities (the "Trust Preferred Securities") of each of the Fleet Capital Trusts, and certain other securities.

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Fleet Capital Trust V, VI, VII, VIII, IX and X
Fleet Financial Group, Inc.
September 23, 1998
Page 2


          The Trust Preferred Securities of each Fleet Capital Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of such Fleet Capital Trust (each, a "Declaration" and, collectively, the "Declarations"), each such Declaration being among the Company, as sponsor, First Chicago Delaware Inc., as Delaware trustee (the "Delaware Trustee"), The First National Bank of Chicago, as institutional trustee (the "Institutional Trustee"), and, in the case of Fleet Capital Trust V, Fleet Capital Trust VI, Fleet Capital Trust VII and Fleet Capital Trust VIII, Eugene M. McQuade, Douglas L. Jacobs and John R. Rodehorst, and in the case of Fleet Capital Trust IX and Fleet Capital Trust X, William C. Mutterperl, Douglas L. Jacobs and John R. Rodehorst as trustees (together, the "Regular Trustees").

          This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust of each of the Fleet Capital Trusts (the "Certificates of Trust"), in the case of (a) Fleet Capital Trust V, filed with the Secretary of State of the State of Delaware on November 1, 1996, (b) Fleet Capital Trust VI, Fleet Capital Trust VII and Fleet Capital Trust VIII, filed with the Secretary of State of the State of Delaware on March 16, 1998, and (c) Fleet Capital Trust IX and Fleet Capital Trust X, filed with the Secretary of State of the State of Delaware on September 3, 1998; (ii) the form of the Declaration of each of the Fleet
Capital Trusts; (iii) the form of the Trust Preferred Securities of each of the Fleet Capital Trusts and (iv) the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Fleet Capital Trusts, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration of each


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Fleet Capital Trust V, VI, VII, VIII, IX and X
Fleet Financial Group, Inc.
September 23, 1998
Page 3


Fleet Capital Trust and the Trust Preferred Securities of each Fleet Capital Trust, when executed, will be executed in substantially the forms reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Fleet Capital Trusts and others.

          Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Delaware.

          Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Trust Preferred Securities of each Fleet Capital Trust, when the Declaration of such Fleet Capital Trust is duly executed and delivered by the parties thereto and the terms of the Trust Preferred Securities are established in accordance with the terms of the Declaration of such Fleet Capital Trust, will be duly authorized for issuance and, when issued, executed and authenticated in accordance with the Declaration of such Fleet Capital Trust and delivered and paid for as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such Fleet Capital Trust; and the holders of such Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Trust Preferred Securities of each Fleet Capital Trust may be obligated, pursuant to the Declaration of such Fleet Capital Trust, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of such Trust Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee of such Fleet Capital Trust to exercise its rights and powers under the Declaration of such Fleet Capital Trust.

          This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In


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Fleet Capital Trust V, VI, VII, VIII, IX and X
Fleet Financial Group, Inc.
September 23, 1998
Page 4


giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

          This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP


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